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EXHIBIT 11.1

                      THE DII GROUP, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

                                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                   SEP. 29, 1996   SEP. 30, 1995    SEP. 29, 1996   SEP. 30, 1995
                                                                   -------------   -------------    -------------   -------------
PRIMARY EARNINGS PER SHARE:
   Earnings Available for Primary Earnings Per Share:
      Net income                                                      $ 1,491             5,521           13,163          16,323
                                                                     ========          ========         ========        ========
   Shares Used in Computation:
      Weighted average common shares outstanding                       11,869            11,615           11,806          11,466
      Additional potentially dilutive securities (equivalent in
         common stock):
            Stock options                                                 571               532              679             561
            Performance stock awards                                       56                 -               56               -
                                                                     --------          --------         --------        --------
                                                                       12,496            12,147           12,541          12,027
                                                                     ========          ========         ========        ========

   Primary Earnings Per Share                                        $   0.12              0.45             1.05            1.36
                                                                     ========          ========         ========        ========

FULLY DILUTED EARNINGS PER SHARE:
   Earnings Available for Fully Diluted Earnings Per Share:
      Net income                                                     $  1,491             5,521           13,163          16,323
      Interest expense (net of tax) on 6% convertible
         subordinated notes issued in October 1995                          -    (1)          -                -    (1)        -
      Amortization of debt issuance cost (net of tax) on 6%
         convertible subordinated notes issued in October 1995              -    (1)          -                -    (1)        -
                                                                     --------          --------         --------        --------
      Earnings Available for Fully Diluted Earnings Per Share        $  1,491             5,521           13,163          16,323
                                                                     ========          ========         ========        ========

   Shares Used in Computation:
      Weighted average common shares outstanding                       11,869            11,615           11,806          11,466
      Additional potentially dilutive securities (equivalent in
         common stock):
            Stock options                                                 571               532              678             561
            Performance stock awards                                       56                 -               56               -
            6% convertible subordinated notes                               -    (1)          -                -    (1)        -
                                                                     --------          --------         --------        --------
                                                                       12,496            12,147           12,540          12,027
                                                                     ========          ========         ========        ========

   Fully Diluted Earnings Per Share                                  $   0.12              0.45             1.05            1.36
                                                                     ========          ========         ========        ========


(1) The 6% convertible subordinated notes were antidilutive for the three and nine months ended September 29, 1996, and therefore not assumed to be converted for fully diluted earnings per share computations.